Exhibit 99.1
Zila Names Executive Chairman David R. Bethune Interim Chief Executive Officer
PHOENIX—(BUSINESS WIRE)—April 1, 2008—Zila, Inc. (NASDAQ:ZILA) today announced that its board of directors named David R. Bethune interim chief executive officer in addition to his role as chairman. Bethune has been a member of the board since 2005, its chairman since May 2007 and executive chairman since August 2007. The chief executive officer position has been vacant since June 2007.
“Our immediate actions are focused on getting Zila’s financial challenges behind us,” Bethune said. “We are doing this by increasing sales opportunities for all of our products, especially our flagship product, ViziLite(R) Plus, reducing costs throughout the company and raising capital. As a shareholder, I look forward to helping build our organization, pursue its formidable prospects and growth potential and enhance its inherent value.”
Bethune said his confidence in Zila’s underlying business is underscored by several recent developments, including the:
•	November 2007 launch of ViziLite Plus in Canada;

•	Recent contract award to sell ViziLite Plus to all 58 Veterans Administration dental clinics and all 154 Department of Defense dental clinics;

•	Expected launch of ViziLite Plus in the United Kingdom at the British Dental Conference & Exhibition, the British Dental Association’s annual conference, in May 2008; and

•	Addition of Humana Specialty Benefits and another major dental insurance provider, making oral cancer screening a covered benefit beginning April 1, 2008. This represents more than five million covered lives and is in addition to the 17 million lives currently covered.
Frank Bellizzi, president of Zila Pharmaceuticals and executive vice president of business development, will remain with the company in those capacities.
“Frank is a key member of the Zila team, and I look forward to continue working with him to provide solid returns for the company’s shareholders,” Bethune added.
About Zila, Inc.
Zila, Inc., is a fully integrated oral diagnostic company dedicated to the prevention, detection and treatment of oral cancer and periodontal disease. ViziLite(R) Plus, the company’s flagship product for the early detection of oral abnormalities that could lead to cancer, is the first and only adjunctive medical device cleared by the FDA for use in a population at increased risk for oral cancer. In addition, Zila designs, manufactures and markets a suite of proprietary products sold exclusively and directly to dental professionals for periodontal disease, including the Rota-dent(R) Professional Powered Brush, the Pro-Select(R) Platinum ultrasonic scaler and a portfolio of oral pharmaceutical products for both in-office and home-care use.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including those related to growing product sales, reducing costs, raising capital, and the expected launch of ViziLite Plus in the United Kingdom, are based largely on Zila’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the Company’s control. Therefore, actual results could differ materially from the forward-looking statements contained herein. A wide variety of factors could cause or contribute to such differences and could adversely affect revenue, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this press release will, in fact, transpire or prove to be accurate. For a more detailed description of these and other cautionary factors that may affect Zila’s future results, please refer to Zila’s Form 10-K for its fiscal year ended July 31, 2007 and its Form 10-Q for the quarter ended January 31, 2008.
For more information about the company and its products, please visit www.zila.com.
CONTACT: PondelWilkinson Inc.
Robert Jaffe, 310-279-5969 (Investors)
SOURCE: Zila, Inc.